                                                                    Exhibit 3-34
--------------------------------------------------------------------------------

Microfilm Number 200047 - 269  Filed with the Department of State on JUN 14 2000

Entity Number    o                      /s/ [graphic omitted]
                                            ------------------------------------
                                            Secretary of the Commonwealth

                      ARTICLES OF INCORPORATION-FOR PROFIT
                DSCB:15-1306/2102/2303/2702/2903/7102a (Rev 90)

Indicate type of domestic corporation (check one):

 |X|   Business-stock (15 Pa. C.S. ss. 1306)                     |_|   Management (15 Pa. C.S. ss. 2702)

 |_|   Business-nonstock (15 Pa. C.S. ss. 2102)                  |_|   Professional (15 Pa. C.S. ss. 2903)

 |_|   Business-statutory close (15 Pa. C.S. ss. 2303)           |_|   Cooperative (15 Pa. C.S. ss. 7102A)



   In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1. The name of the corporation is The Apple Valley Partnership Holding Company, Inc.

2. The (a) address of the corporations's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

         101 East State Street,   Kennett Square,      PA                Chester
     (a) -----------------------------------------------------------------------
         Number and Street        City           State        Zip         County

     (b) c/o: ------------------------------------------------------------------
              Name of Commercial Registered Office Provider               County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including street and number, if any, of each incorporator is:

     Name                    Address
     Lisa C. Holahan         101 E. State Street, Kennett Square, PA 19348
     ----------------------- ---------------------------------------------------

     ----------------------- ---------------------------------------------------

6.   The specific effective date, if any, is June 14, 2000
                                             -----------------------------------
                                             month    day    year   hour, if any

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporations only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77a et seq.).

(PA. - 432 - 10/2/92)

                200047 - 270

DSCB:15-1306/2102/2303/2702/2903/7102A (Rev 90)-2

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is -----------

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 14 day of June 2000.
                   --------------------

 /s/ [graphic omitted]                    /s/ [graphic omitted]
     ----------------------------------       ----------------------------------
                (Signature)                              (Signature)
Lisa C. Holahan

(PA. - 432)